EXHIBIT 10.3

REAFFIRMATION OF GUARANTY

This Reaffirmation of Guaranty is made by the undersigned in favor of COMERICA BANK (“Bank”), a Texas banking association and authorized foreign bank under the Bank Act (Canada). The undersigned acknowledges that MANITEX LIFTKING, ULC, a corporation incorporated under the provincial laws of Alberta (“Borrower”) and Bank have executed that certain Amendment No. 1 to Amended and Restated Letter Agreement (the “Letter Agreement”) and Borrower has executed and delivered that Amended and Restated Note Specialized Equipment Export Master Note (the “Note”), each dated as of January 31, 2012 (the “Amendment Documents”), which amend the Specialized Equipment Export Facility, extending the maturity date to April 1, 2014.

The undersigned consents to Borrower’s execution of the Amendment Documents, ratifies its obligations under its Guaranty of the Specialized Equipment Export Facility dated December 23, 2011 executed and delivered to Bank (“Guaranty”), confirms that the Guaranty remains in full force and effect with respect to the Note and Letter Agreement, as amended by the Amendment Documents, and certifies that it does not have any defense or setoff to its obligations under the Guaranty.

Execution of this Reaffirmation does not amend or modify any of the terms and conditions of the Guaranty, and Bank may continue to rely thereon without qualification.

Capitalized terms that are used without separate definition shall have the meanings given to them in the Letter Agreement.

Dated: January 31, 2013

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name: David H. Gransee
Its: VP & CFO